SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 or 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 4, 2004

                         Commission File Number: 000-28107

                         ADVANCED SPORTS TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

           FLORIDA                                    65-1139235
----------------------------               ---------------------------------
(State or other jurisdiction               (IRS Employer Identification No.)
    of incorporation or
       organization)


9700 Via Emilie                                     Boca Raton, FL 33428
----------------------------------------        ----------------------------
(Address of principal administrative              (City, State, Zip Code)
              offices)

                                (561) 477-1567
                       -----------------------------------
                         (Registrants telephone number)




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Item 4.  Changes in Registrant's Certifying Accountant.

(a) Previous Independent Auditors:

(i) Salberg & Company, PA ("Salberg") was dismissed as the independent auditor for the Company on March 4, 2003.

(ii) Salberg's reports on the financial statements of the Company for the fiscal years ended July 31, 2003 and 2002, and for the period from August 9, 2001 (inception) through July 31, 2003 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that there was an explanatory paragraph relating to our ability to continue as a going concern.

(iii) The Company's Board of Directors approved the change in accountants.

(iv) For the fiscal years ended July 31, 2003 and 2002, for the period from August 9, 2001 (inception) through July 31, 2003, and for the interim period from August 1, 2003 to March 4, 2004 there has been no disagreement between the Company and Salberg, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Salberg would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(v) During the fiscal years ended July 31, 2003 and 2002, and for the period from August 9, 2001 (inception) through July 31, 2003 and for the interim period from August 1, 2003 through March 4, 2004 (the date the relationship ended with the former accountant), the Company has not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

(b) New Independent Accountants.

(i) The Company engaged Webb & Company P.A., 1525 Arezzo Circle, Boynton Beach, Florida, 33436 ("Webb"), as its new independent accountants as of March
4,2004, Prior to such date the Company did not consult with Webb regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Webb, or (iii) any other matter that was subject of a disagreement between the Company and its former auditor as described in
Item 304(a)(1)(iv) of Regulation S-B.


Item 7.  Financial Statements and Exhibits

(a) Not Applicable
(b) Not Applicable
(c) Letter from Salberg & Company, PA


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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                 ADVANCED SPORTS TECHNOLOGIES, INC.

March 10, 2004  By:  /s/ Curtis Olschansky
                   -------------------------
                   Curtis Olschansky
                   Principal Executive Officer,
                   President, Principal Financial
                   Officer, Prinicpal Accounting
                   Officer and Director


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